Exhibit 10.4

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

Between

THE ADVISORY BOARD COMPANY

And

ROYALL HOLDINGS, LLC

Dated as of January 9, 2015

i

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT (this “Agreement”), dated as of January 9, 2015, is made among The Advisory Board Company, a Delaware corporation (the “Company”), and Royall Holdings, LLC, a Delaware limited liability company (the “Seller”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), among the Company, the Seller and Royall Acquisition Co., a Delaware corporation, the Seller will receive shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Company has agreed in the Purchase Agreement to grant to the Seller the registration rights with respect to such shares of Common Stock set forth in this Agreement; and

WHEREAS, the Company and the Seller wish to provide herein for certain rights and obligations of the Seller and other specified persons with respect to the ownership and disposition of the Common Stock and other securities of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning specified in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment” has the meaning specified in Section 5.2(a).

“Beneficial owner” and to “beneficially own” have the same meanings as in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof, provided that a Person shall not be deemed to be the beneficial owner of or to beneficially own any Common Stock or other securities of the Company solely because such Person is a party to this Agreement, if such Person would not be deemed to be the beneficial owner of or to beneficially own such Common Stock or other securities of the Company within the meaning of such Rule 13d-3 if such Person were not a party to this Agreement.

“Blackout Period” has the meaning specified in Section 2.6(a).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or the District of Columbia are authorized or obligated by law or other governmental actions to close.

“Combined Tranche” has the meaning specified in Section 2.3(b).

“Closing Date” has the meaning specified in the Purchase Agreement.

“Common Stock” has the meaning specified in the recitals.

“Company” has the meaning specified in the preamble hereto.

“Company Board” means the Board of Directors of the Company.

“Company Initial Tranche” has the meaning specified in Section 2.3(b).

“Company Securities” means (a) the Common Stock (including, without limitation, the Purchaser Shares) and (b) all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issue or upon the passage of time or the occurrence of some future event.

“Cutback Notice” has the meaning specified in Section 2.4(a).

“Demand Registration” has the meaning specified in Section 2.2(a).

“Demand Registration Notice” has the meaning specified in Section 2.2(a).

“Demand Rights Commencement Date” means April 1, 2015.

“Demand Registration Statement” has the meaning specified in Section 2.2(a).

“Early Initial Offering” means an Initial Offering with respect to which, during the Early Initial Offering Period, the Company both (1) has filed a registration statement for use in such Initial Offering and (2) is actively pursuing the marketing of such Initial Offering.

“Early Initial Offering Period” means the period commencing on the first day following the Closing Date and ending on the 45th day following the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Excluded Registration” means (a) a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 under the Securities Act or any successor registration forms under the Securities Act that may be adopted by the SEC or (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries, or (b) a Rule 144A Resale Shelf Registration.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Full Liquidity Level” has the meaning specified in Section 2.3(c).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holder” means the Seller in its status as a holder of Registrable Securities.

“Initial Offering” means the first registration of Common Stock under the Securities Act effected by the Company after the Closing Date with respect to which the Holder shall have the right to deliver a Piggyback Registration Notice pursuant to Section 2.3(a).

“Later Initial Offering” means an Initial Offering with respect to which, during the Later Initial Offering Period, the Company both (1) has filed a registration statement for use in such Initial Offering and (2) is actively pursuing the marketing of such Initial Offering.

“Later Initial Offering Period” means the period commencing on the first day following the end of the Early Initial Offering Period and ending on the earlier of (a) the 45th day following the end of the Early Initial Offering Period and (b) the Demand Rights Commencement Date.

“Lock-up Letter Transactions” means (a) offering for sale, selling, pledging, hypothecating, transferring, making any short sale of, loaning, granting any option or right to purchase of or otherwise disposing of (or entering into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Securities (including Company Securities that may be deemed to be beneficially owned by such Person and Company Securities that may be issued upon exercise of any stock options or warrants) or securities convertible into or exercisable or exchangeable for Company Securities, (b) entering into any swap, hedging arrangement or other derivatives transaction with respect to any Company Securities (including Company Securities that may be deemed to be beneficially by such Person and Company Securities that may be issued upon exercise of any stock options or warrants) or securities convertible into or exercisable or exchangeable for Company Securities, whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Company Securities, in cash or otherwise, (c) making any demand for or exercising any right or causing to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Securities or securities convertible into or exercisable or exchangeable for Company Securities or (d) publicly disclosing the intention to do any of the foregoing.

“Losses” has the meaning specified in Section 2.10(a).

“Market Value” means, with respect to a share of Common Stock as of any date of determination, the closing sale price of the Common Stock on such date as reported on the NASDAQ Global Select Market.

“Minimum Primary Offering Amount” means $150 million after deduction of underwriting discounts and fees.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

“Piggyback Limitations” has the meaning specified in Section 2.3(a).

“Piggyback Registration Notice” has the meaning specified in Section 2.3(a).

“Primary Offering Notice” has the meaning specified in Section 2.3(a).

“Proposed Offering Amount” has the meaning specified in Section 2.3(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference into such prospectus.

“Purchase Agreement” has the meaning specified in the recitals thereto.

“Purchaser Shares” means, collectively, (a) the shares of Common Stock issued by the Company to the Seller on the Closing Date pursuant to the Purchase Agreement and (b) any shares of Common Stock paid, issued or distributed in respect of any shares of Common Stock referred to in clause (a) by way of a stock dividend or distribution or stock split.

“Registrable Securities” means, with respect to the Holder, (a) the shares of Common Stock issued by the Company to the Seller on the Closing Date pursuant to the Purchase Agreement and held in the name of the Seller as Holder and (b) any shares of Common Stock paid, issued or distributed in the name of the Holder in respect of any shares of Common Stock referred to in clause (a) by way of a stock dividend or distribution or stock split and held by the Holder. Shares of Common Stock shall cease to be Registrable Securities in accordance with Section 2.1.

“Registration Expenses” means any and all expenses incident to the Company’s performance of its registration obligations under this Agreement, including (a) all SEC registration and filing fees and expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the Holder and any underwriters or dealers, (b) fees and disbursements of the Company, including fees and disbursements of counsel for the Company and of independent public accountants and other experts of the Company, (c) fees and expenses incident to any filing with FINRA or to securing any required review by FINRA of the terms of the sale of Registrable Securities, (d) fees and expenses in connection with the qualification of Registrable Securities for offering and sale under state securities laws (including fees and expenses incurred in connection with blue sky qualifications of the Registrable Securities and including all reasonable fees and disbursements of counsel in connection with any survey of state securities or blue sky laws and the preparation of any memorandum with respect thereto), (e) all fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange or automated quotation system on which the Common Stock is then listed, (f) the internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties and expenses incurred by the Company in connection with any “road show” or marketing presentation), (g) in connection with a Demand Registration or a Piggyback Registration, up to $35,000 of the reasonable fees and disbursements of a single counsel for the Holder and (h) with respect to each registration, the reasonable fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter), the reasonable fees and expenses of other persons, including special experts, retained by the Company, but excluding (x) any underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities and (y) any fees or disbursements of counsel for the Holder, other than the fees and disbursements referred to in clause (g) above.

“Registration Rights Termination Time” means 5:00 p.m. Eastern Time on the first anniversary of the Closing Date.

“Registration Statement” means any registration statement of the Company filed with the SEC and referred to in Section 2.2 or 2.3, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

“Requirements of Law” shall mean, as to any Person, the organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rule 144” means Rule 144 (or any similar provisions then in effect) promulgated by the SEC under the Securities Act.

“Rule 144A Resale Shelf Registration” means a registration under the Securities Act of convertible notes, convertible preferred stock and/or Common Stock warrants and, as required pursuant to the Securities Act, the underlying Common Stock for resale of such securities by the purchasers thereof acquired in an offering under the Securities Act made to one or more nationally recognized investment banking firms as initial purchasers for reoffering by such initial purchasers solely to “qualified institutional buyers” (as defined in Rule 144A), to other institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or to investors outside the United States in compliance with Regulation S under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 2.7(e) Suspension Period” has the meaning specified in Section 2.7(e).

“Section 2.7(k) Suspension Period” has the meaning specified in Section 2.7(k).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Seller” has the meaning specified in the preamble hereto.

“Similar Securities” means, in connection with any registration of securities of the Company under the Securities Act, all securities of the Company that are (a) the same as or similar to the securities being registered, (b) convertible into or exchangeable or exercisable for the securities being registered or (c) the same as or similar to the securities into or for which the securities being registered are convertible or exchangeable or exercisable.

“Subsequent Offering” means any registration of Common Stock under the Securities Act effected by the Company after either (a) the Initial Offering or (b) the Demand Rights Commencement Date with respect to which the Holder shall have the right to deliver a Piggyback Registration pursuant to Section 2.3(a).

“Third Party” means any Person other than the Company, Holder or any of their respective Affiliates.

“Transfer” means, directly or indirectly, to sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any Company Securities, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, offer for sale, pledge, hypothecation or other disposition of any Company Securities, whether by operation of law or otherwise.

“Underwriter Cutback” has the meaning specified in Section 2.3(a).

“Underwritten Offering” means an underwritten offering in which securities are sold to one or more underwriters, on a firm commitment basis, for reoffering to the public and which includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and such underwriters.

“Upsize Notice” has the meaning specified in Section 2.3(b).

ARTICLE 2

REGISTRATION RIGHTS

2.1 Securities Subject to Article 2.

(a) The Registrable Securities held in the name of the Holder are the sole securities entitled to the benefits of this Article 2.

(b) Registrable Securities held by the Holder shall cease to be Registrable Securities (and the Holder shall cease to have any registration rights with respect thereto under this Agreement) at the Registration Rights Termination Time or, if earlier than the Registration Rights Termination Time, on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with the requirements of Rule 144, (iii) such Registrable Securities have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all Registrable Securities then held in the name of the Holder constitute less than two percent (2%) of the total number of shares of Common Stock then outstanding and all such Registrable Securities may be sold or transferred by the Holder pursuant to Rule 144 without holding period, manner of sale or volume limitations or (v) such Registrable Securities have ceased to be outstanding; provided that if the Holder shall have validly delivered a Demand Registration Notice or a Piggyback Registration Notice to the Company before the Registration Rights Termination Time, the Holder shall not cease to have registration rights with respect to the Registrable Securities covered by such Demand Registration Notice or Piggyback Registration Notice solely by reason of the subsequent occurrence of the Registration Rights Termination Time.

2.2 Demand Registration.

(a) At any time during the period beginning on the Demand Rights Commencement Date and ending at the Registration Rights Termination Time, the Holder may deliver a written request to the Company (the “Demand Registration Notice”) to file a Registration Statement (the “Demand Registration Statement”) for the registration of Registrable Securities to be offered and sold pursuant to an Underwritten Offering (the “Demand Registration”). The Demand Registration Notice shall specify the aggregate number of Registrable Securities requested to the registered pursuant to the Demand Registration. Subject to the limitations set forth in Section 2.6(a), the Company shall use commercially reasonable efforts to file as soon as reasonably practicable with the SEC (and, unless otherwise agreed to by the Holder, on or before 20 Business Days after its receipt of the Demand Registration Notice or, if financial statements required to be included in such a filing are not reasonably available on or before the expiration of such period of 20 Business Days, as soon as reasonably practicable thereafter), and cause to become or be declared effective under the Securities Act as soon as reasonably practicable, a Demand Registration Statement as will permit the sale and distribution of all or such portion of the Holder’s Registrable Securities as are specified in the Demand Registration Notice. The Company shall promptly notify the Holder of the date on which the Demand Registration Statement becomes or is declared effective.

(b) The Holder shall have the right to cause the Company to effect one Demand Registration pursuant to Section 2.2(a). A Demand Registration requested pursuant to Section 2.2(a) shall not be deemed to be effected for purposes of this Section 2.2 if (i) the Demand Registration Statement for such registration has not been declared effective by the SEC or has not become effective in accordance with the Securities Act and the rules and regulations thereunder or (ii) no Registrable Securities have been sold under such Demand Registration Statement.

(c) Notwithstanding the provisions of Section 2.2(a), the Company shall not be required to take any action pursuant to this Section 2.2 if (i) the Registrable Securities which the Company shall have been requested to register shall have a reasonably anticipated net aggregate offering price (after deduction of underwriting discounts and fees and offering expenses) of less than $35,000,000, as determined in good faith by the Company at the time of its receipt of the Demand Registration Notice, or (ii) the Company shall have consummated a registration of Common Stock under the Securities Act (other than an Excluded Registration) within the 120-day period immediately preceding delivery of a Demand Registration Notice.

(d) Subject to the limitations set forth in Section 2.4(a), the Company shall have the right to include in any Demand Registration Statement such number of shares of Common Stock as it may specify.

2.3 Piggy-Back Registration.

(a) If at any time beginning on the Closing Date, the Company shall propose to file a Registration Statement under the Securities Act relating to a public offering of Common Stock (other than in connection with an Excluded Registration) for the Company’s own account or for the account of any security holder (other than the Holder), in each case, on a registration form and in a manner that would permit the registration of Registrable Securities for sale to the public under the Securities Act, and the lead managing underwriters of such offering determine that, in their judgment, the amount of proceeds from any such offering, after deduction of underwriting discounts and fees, which may be raised (the “Proposed Offering Amount”) without an Adverse Offering Effect (as defined below) exceeds the Minimum Primary Offering Amount, the Company shall (x) give written notice (the “Primary Offering Notice”) at least 15 Business Days (or five Business Days if such Primary Offering Notice is given during the Early Initial Offering Period) prior to the filing thereof to the Holder, specifying the approximate date on which the Company proposes to file such Registration Statement and the Proposed Offering Amount, and advising the Holder of its right to have any and all of the Registrable Securities included among the securities to be covered thereby, subject, however, to (A) the limitations of Section 2.3(b) and Section 2.3(c) (as applicable, the “Piggyback Limitations”) and (B) reduction in accordance with Section 2.4(b), Section 2.4(c) or Section 2.4(d), as the case may be (as applicable, the “Underwriter Cutback”), and (y) at the written request of the Holder given to the Company (a “Piggyback Registration Notice”) within ten Business Days (or three Business Days if such Piggyback Registration Notice is given during the Early Initial Offering Period) after written notice from the Company has been given to the Holder, include among the securities covered by such Registration Statement the number of Registrable Securities which the Holder shall have requested to be so included in accordance with the Piggyback Limitations and the Underwriter Cutback.

(b) In any Early Initial Offering, the Company shall have the right to include for the Company’s own account such number of shares of Common Stock as shall be expected to result (in the judgment of the lead managing underwriters of such offering) in proceeds to the Company, after deduction of underwriting discounts and fees, equal to the Minimum Primary Offering Amount (the “Company Initial Tranche”). Upon receipt of a Primary Offering Notice indicating a Proposed Offering Amount with respect to such Early Initial Offering that is greater than the Minimum Primary Offering Amount, Holder shall have the right initially to include in the Early Initial Offering for the Holder’s account the number of Registrable Securities that is equal to the lesser of (x) all Registrable Securities requested by the Holder to be so included and (y) Registrable Securities with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) equal to the difference between the Proposed Offering Amount and the Minimum Primary Offering Amount, subject to any subsequent Underwriter Cutback. Upon receipt of any subsequent notice from the Company which indicates that in the judgment of the lead managing underwriters the Proposed Offering Amount may be increased above the initial Proposed Offering Amount (an “Upsize Notice”), the Holder shall have the right to include additional Registrable Securities with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) in an amount up to the amount of the Proposed Offering Amount increase, subject to any subsequent Underwriter Cutback. If, in any Early Initial Offering, the aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) of (x) the Company Initial Tranche plus (y) the Registrable Securities to be included in such Early Initial Offering in accordance with this Section 2.3(b) (collectively, the “Combined Tranche”) is less than the Proposed Offering Amount, before or after delivery of any Upsize Notice, the Company shall have the right to include for the Company’s own account additional shares of Common Stock with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) in an amount up to the difference between the Proposed Offering Amount and the Combined Tranche, subject to any subsequent Underwriter Cutback.

(c) In any Later Initial Offering in which the Proposed Offering Amount shall be less than or equal to $250 million (the “Full Liquidity Level”), the Company shall have the right to include for the Company’s own account at least 60% of the total number of shares of Common Stock to be offered in such Later Initial Offering. Upon receipt of a Primary Offering Notice (or an Upsize Notice) with respect to such Later Initial Offering indicating a Proposed Offering Amount with respect to such Later Initial Offering that is less than or equal to the Full Liquidity Level, the Holder shall have the right to include Registrable Securities constituting up to 40% of the total number of shares of Common Stock to be offered in such Later Initial Offering. In the event that (x) the initial Proposed Offering Amount for such Later Initial Offering is greater than the Full Liquidity Level, (y) the Holder shall not exercise in full the Holder’s right to include Registrable Securities in the Later Initial Offering, or (z) in the judgment of the lead managing underwriters the Proposed Offering Amount may be increased above the initial Proposed Offering Amount and such increase shall result in an aggregate offering value greater than the Full Liquidity Level, the Company shall have the right to include for the Company’s own account a total number of shares of Common Stock with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) equal to (A) the final Proposed Offering Amount less (B) the aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) of the Registrable Securities to be offered in such Later Initial Offering.

(d) Nothing in this Section 2.3 shall create any liability on the part of the Company to the Holder if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed pursuant to Section 2.2(a) or Section 2.3(a) or to withdraw such Registration Statement subsequent to the filing thereof, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided that the Company shall not be relieved of its obligation hereunder to pay the Registration Expenses in connection with any such filing or proposed filing.

2.4 Cutbacks.

(a) In connection with any offering covered by a Demand Registration Statement filed pursuant to Section 2.2(a), if the lead managing underwriters of such offering shall give written notice (a “Cutback Notice”) to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) that, in their judgment (and notwithstanding any Proposed Offering Amount determined for such offering), the Registrable Securities requested to be included in such offering and any shares of Common Stock which the Company proposes to sell for its own account in such offering exceed the number which can be sold in such offering without being reasonably likely to have a material adverse effect on the offering price, timing or distribution of the shares offered or the market for the shares offered (an “Adverse Offering Effect”), the Company shall include in such offering only the number of Registrable Securities and such other shares that, in the judgment of such underwriters, can be included without being reasonably likely to have an Adverse Offering Effect, in accordance with this Section 2.4.

(b) In the event that, after the Holder delivers a Piggyback Registration Notice but before the consummation of an Early Initial Offering, the lead managing underwriters thereof shall give a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) with respect to a reduction of the Early Initial Offering amount, the number of shares of Common Stock initially included for the account of the Company and the number of Registrable Securities initially included for the account of the Holder shall be reduced pro-rata based on the numbers of shares of Common Stock initially included for the accounts of the Company and the Holder, respectively, provided that, if such a pro-rata reduction would result in the Company receiving less than the Minimum Primary Offering Amount, in the judgment of the lead managing underwriters of the Early Initial Offering, the number of Registrable Securities to be included in the Early Initial Offering shall be reduced to an amount that would result in the Company receiving at least the Minimum Primary Offering Amount, in the judgment of the lead managing underwriters of the Early Initial Offering, even if such reduction shall require the exclusion from the Early Initial Offering of more Registrable Securities than shares of Common Stock to be offered therein for the Company’s account. For purposes of illustration only, if 2,000,000 shares and 1,000,000 shares were initially included in the Early Initial Offering for the accounts of the Company and the Holder, respectively, a pro-rata reduction of a total of 600,000 shares specified in the Cutback Notice shall require a reduction of 400,000 shares to be offered for the account of the Company and 200,000 shares to be offered for the account of the Holder. If, however, in the judgment of the lead managing underwriters of the Early Initial Offering (after taking into account a pro-rata reduction of 600,000 shares provided for in the Cutback Notice in order to avoid an Adverse Offering Effect, and for purposes of illustration with respect to an Early Initial Offering only), (A) the sale of 1,600,000 shares would be expected to yield an amount of net proceeds, after deduction of underwriting discounts and fees, of less than the Minimum Primary Offering Amount, and (B) the sale of 1,800,000 shares for the account of the Company would be necessary to yield an amount of net proceeds to the Company, after deduction of underwriting discounts and fees, exactly equal to the Minimum Primary Offering Amount, then the Early Initial Offering shall include (i) 1,800,000 shares for the account of the Company (reflecting a reduction in shares offered for the account of the Company of 200,000 shares), and (ii) 600,000 shares for the account of the Holder (reflecting a reduction in shares offered for the account of the Holder of 400,000 shares), for a total of 2,400,000 shares to be included in the Early Initial Offering.

(c) In the event that, after the Holder delivers a Piggyback Registration Notice but before the consummation of a Later Initial Offering, the lead managing underwriters thereof shall give a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) with respect to a reduction of the Later Initial Offering amount, the number of shares of Common Stock initially included for the account of the Company and the number of Registrable Securities initially included for the account of the Holder shall be reduced pro-rata based on the numbers of shares of Common Stock initially included for the accounts of the Company and the Holder, respectively. For purposes of illustration only, if 1,500,000 shares and 1,000,000 shares were initially included in the Later Initial Offering for the accounts of the Company and the Holder, respectively, a pro-rata reduction of a total of 600,000 shares specified in the Cutback Notice shall require a reduction of 360,000 shares to be offered for the account of the Company and 240,000 shares to be offered for the account of the Holder.

(d) In connection with the inclusion of Registrable Securities pursuant to Section 2.3(a) in any Subsequent Offering, if the lead managing underwriters of an Underwritten Offering deliver a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter), the Company shall include in such offering the shares of Common Stock the Company proposes to sell for its own account or for the account of any security holder (other than the Holder) and the shares of Registrable Securities requested to be included pursuant to Section 2.3(a) that, in the judgment of such lead managing underwriters, can be included without being reasonably likely to have an Adverse Offering Effect. In such event, the shares of Common Stock proposed to be included for the account of the Company and the number of Registrable Securities designated in the Piggyback Registration Notice shall be reduced on a pro-rata basis.

2.5 Selection of Underwriters. In connection with any Demand Registration Statement filed pursuant to Section 2.2(a), the Holder shall have the right to select a lead managing underwriter or underwriters to administer such offering exclusively from among at least four underwriting firms which the Company shall designate in a writing delivered to the Holder. Any such list of underwriting firms shall include J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co, or comparable investment banking firms of nationally recognized standing.

2.6 Blackout Periods; Holdback.

(a) If the Company determines that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities by the Company in a primary offering for its own account, acquisition, corporate reorganization, debt restructuring or other significant transaction involving the Company or (ii) would require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company in good faith, the Company shall be entitled to defer the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required (each such period, a “Blackout Period”) provided that the Company shall not be entitled to obtain deferrals or suspensions under (x) clause (i) of this Section 2.7(a), for more than an aggregate of 120 days in any 12-month period or (y) clause (ii) of this Section 2.7(a), for more than 30 days on any one occasion, on more than two occasions in any 12-month period or for more than an aggregate of 60 days in any 12-month period. The Company shall not under any circumstances be entitled to obtain deferrals or suspensions for more than an aggregate of 120 days in any 12-month period. The Company shall notify the Holder of the initiation and expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective Registration Statement to the extent necessary to permit the Holder to resume use thereof in connection with the offer and sale of the Registrable Securities in accordance with applicable law. The Holder agrees to treat as confidential the delivery of any notice by the Company to the Holder pursuant to this Section 2.6(a) and the information set forth in any such notice. The Company shall extend by the number of days in any Blackout Period the period during which any effective Demand Registration Statement is required to be maintained effective as provided in Section 2.7(b).

(b) In the case of an Underwritten Offering of securities of the Company, the Holder agrees, if and only if requested in writing by the lead managing underwriter or underwriters of such Underwritten Offering, to enter into a customary lock-up agreement with the Company and the underwriters of such Underwritten Offering in which the Holder shall agree that it shall not effect any Lock-up Period Transactions during the period beginning seven days before, and ending 90 days (or such shorter period as may be permitted by such lead managing underwriters) after, the effective date of the Registration Statement filed in connection with such registration, except for the offering and sale of Registrable Securities included in such registration and except for such other transactions as are customarily excepted from such lock-up; notwithstanding the foregoing, the Holder shall not be obligated to enter into any such customary lock-up agreement if the Company shall have delivered to the Holder a Primary Offering Notice designating a Proposed Offering Amount that exceeds the Minimum Primary Offering Amount, the Holder shall have delivered to the Company and not revoked a Piggyback Registration Notice requesting inclusion of any or all of the Registrable Securities in such Underwritten Offering, and no Registrable Securities shall have been included in such Underwritten Offering. If the Holder shall be obligated hereunder to enter into any such customary lock-up agreement, the Company will cooperate with any reasonable effort by the Holder in seeking an accommodation from the lead managing underwriters to shorten the period of any such lock-up, it being understood that any determination regarding the terms of the lock-up will be in the discretion of such lead managing underwriters, subject in all respects to this Section 2.6(b).

(c) In the case of any Underwritten Offering of Registrable Securities initiated by a Holder pursuant to Section 2.2(a), the Company agrees, if requested in writing by the lead managing underwriter or underwriters of such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of Common Stock or other securities that are Similar Securities for the Company’s own account during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for securities of the Company to be offered for the Company’s account in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Common Stock and other securities that are Similar Securities for the Company’s own account during the period described above (i) pursuant to registrations on Form S-4 or S-8 or any successor registration forms under the Securities Act, (ii) as part of any registration of securities for offering and sale solely to employees, directors or consultants of the Company pursuant to any stock plan or other benefit plan arrangement or (iii) pursuant to a Rule 144A Resale Shelf Registration.

2.7 Registration Procedures. In connection with the registration obligations of the Company under Sections 2.2 and 2.3, the Company shall:

(a) prepare and file with the SEC a Registration Statement with respect to the Registrable Securities on any registration form adopted by the SEC for which the Company then qualifies or which counsel for the Company shall deem appropriate and use commercially reasonable efforts to cause such Registration Statement to become and remain effective, provided that, at least five Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall furnish to a single counsel selected by the Holder copies of such Registration Statement or Prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such counsel, documents to be incorporated by reference therein), which documents shall be subject to the reasonable review and comments of such counsel and the Holder;

(b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective until the earlier of (i) the date on which the Registrable Securities covered by such Registration Statement cease to be Registrable Securities or have been sold pursuant to, or withdrawn from, such registration and (ii) subject to Sections 2.6(a), 2.7(e) and 2.7(k), in the case of a Demand Registration Statement filed pursuant to Section 2.2(a), for such period (not to exceed 90 days after the effective date thereof) as, in the opinion of counsel for the underwriter or underwriters of the Underwritten Offering thereunder, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise use commercially reasonable efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

(c) furnish to the Holder such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 2.8(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Registrable Securities, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) promptly notify the Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 2.7(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holder is required in such case pursuant to Section 2.8(b) to refrain from effecting public sales or distributions of Registrable Securities referred to herein as a “Section 2.7(e) Suspension Period”), and prepare and furnish to the Holder, as soon as reasonably practicable, without charge to the Holder, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided that if the Company gives such notice, the Company shall extend the period during which such Registration Statement is required to be maintained effective as provided in Section 2.7(b) by the number of days in the Section 2.7(e) Suspension Period;

(f) promptly notify the Holder:

(i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the Registration Statement or such post-effective amendment has become effective;

(ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

(iii) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(g) make available to its stockholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.7(g) if it has complied with Rule 158 under the Securities Act;

(h) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

(i) make such representations and warranties to the underwriters in form and, to the extent possible, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

(ii) use commercially reasonable efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

(iii) use commercially reasonable efforts to obtain “comfort” letters and bring-downs thereof from the Company’s independent registered public accounting firm addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by independent registered public accounting firms in connection with Underwritten Offerings; and

(iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

(i) cooperate with the Holder and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or the Holder may request;

(j) if reasonably requested by the managing underwriter or underwriters or the Holder, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holder agree should be included therein relating to the plan of distribution with respect to the Registrable Securities being offered thereby and make all required filings of such Prospectus supplement or post-effective amendment upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use commercially reasonable efforts to obtain at the earliest practicable time the withdrawal of such stop order or other order (the period between the issuance and withdrawal of any stop order or other order referred to herein as a “Section 2.7(k) Suspension Period”), provided that the Company shall extend the period during which such Registration Statement is required to be maintained effective as provided in Section 2.8(b) by the number of days in the Section 2.7(k) Suspension Period;

(l) use commercially reasonable efforts to cause all Common Stock covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed, if the Common Stock covered by such Registration Statement is not already so listed and if such listing is then permitted under the rules of such securities exchange;

(m) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations (including “electronic road show” presentations) that may be reasonably requested by the lead managing underwriter or underwriters in any such Underwritten Offering and otherwise to cooperate with and participate in customary selling efforts related thereto;

(n) provide a CUSIP number for all Registrable Securities and, unless such Registrable Securities shall be registered in book-entry form, provide the applicable transfer agent and registrar for such Registrable Securities with printed certificates for the Registrable Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(p) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by one representative appointed by the Holder, by any managing underwriter or underwriters participating in any Underwritten Offering to be effected pursuant to such Registration Statement, and by any attorney, accountant or other agent retained by the Holder or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use commercially reasonable efforts to cause all of the Company’s officers, directors and employees and the independent registered public accounting firm that has certified the Company’s financial statements to make themselves available during normal business hours to discuss the business of the Company and to supply all information reasonably requested by the Holder or managing underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable such Persons to exercise their due diligence responsibility (subject to the entry by each Person referred to in this Section 2.7(p) into customary confidentiality agreements in a form reasonably acceptable to the Company).

2.8 Agreements of Holder.

(a) As a condition to the Company’s obligation under this Agreement to cause Registrable Securities to be included in a Registration Statement, the Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to the Holder pursuant to Items 507 and 508 (or any successor Items) of Regulation S-K under the Securities Act and such other information with respect to the Holder as shall be required to be included in such Registration Statement pursuant to the Securities Act or the rules and regulations thereunder.

(b) The Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by the Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.7(e) or Section 2.7(k), the Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.7(e) or the withdrawal of any stop order or other order referred to in Section 2.7(k), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(c) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, the Holder shall consent to disclosure in any Registration Statement to the effect that the Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Securities by the Holder.

(d) The Holder shall (i) comply with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by the Holder pursuant to any Registration Statement and (ii) provide the Company with such information about the Holder’s offer and sale of Registrable Securities pursuant to any Registration Statement as the Company shall reasonably request to enable the Company and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

2.9 Registration Expenses. The Company shall pay all Registration Expenses in connection with all registrations pursuant to this Agreement to the extent provided herein. In connection with all such registrations, the Holder shall pay all underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities pursuant to the Registration Statement, and, except as provided in clause (g) of the definition of Registration Expenses, all fees and expenses of counsel for the Holder.

2.10 Indemnification; Contribution.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holder in any offering or sale of Registrable Securities pursuant to this Agreement, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities, and each Person, if any, who controls the Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, trustees, officers, partners, agents, employees and affiliates against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, disbursements and expenses, as incurred, and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) (collectively, “Losses”) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon: (i) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or necessary to make the statements therein (in the case of a Prospectus, a preliminary Prospectus, a Free Writing Prospectus or “issuer information,” in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to the Holder furnished in writing to the Company by the Holder or its counsel expressly for use therein, (B) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (C) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the Company has advised the Holder that the filing of an amendment or supplement thereto is required, except such Prospectus, Free Writing Prospectus or “issuer information” as so amended or supplemented; or (ii) any violation by the Company of any other federal or state securities laws or regulations applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. Notwithstanding the foregoing provisions of this Section 2.10(a), the Company shall not be liable to the Holder or any underwriter or to any other indemnified party under the indemnity agreement in this Section 2.10(a) for any Losses that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either: (i) (A) the Holder or such underwriter failed to send or deliver a copy of the Prospectus prior to the time of the sale of Registrable Securities by the Holder or such underwriter to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (ii) (A) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented as required hereunder, the Holder or such underwriter thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to the time of the sale of Registrable Securities by the Holder or underwriter to the Person asserting the claim from which such Losses arise. Such rights to indemnity and reimbursement of expenses shall survive the transfer of the Registrable Securities by such indemnified party.

(b) In connection with any Registration Statement filed pursuant to this Agreement, the Holder shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against all Losses incurred by such party pursuant to any actual action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, any Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the

Securities Act, or necessary to make the statements therein (in case of a Prospectus, preliminary Prospectus or Free Writing Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to the Holder furnished in writing to the Company by the Holder or its counsel specifically for use therein, provided that the Holder shall not be required to indemnify the Company or any other indemnified party under this Section 2.10(b) with respect to any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under such Registration Statement.

(c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 2.10 except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for the Holder (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for the Holder (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 2.10. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

(d) If the indemnification from the indemnifying party provided for in this Section 2.10 is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations, provided that the Holder shall not be required to contribute any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under the applicable Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other matters, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.10(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 2.10(d). If indemnification is available under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.10(a) or 2.10(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 2.10(d).

(e) The provisions of this Section 2.10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

(f) The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of any action, suit, proceeding or investigation, as and when invoices are received or Losses are incurred.

2.11 Participation in Underwritten Offerings. The Holder may not participate in any Underwritten Offering pursuant to this Agreement unless the Holder (a) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.12 Reports Under the Exchange Act. For so long as any Registrable Securities remain outstanding and the Company is required under the Exchange Act and rules and regulations thereunder to file with the SEC reports pursuant to Section 13 or 15(a) of the Exchange Act, the Company shall use commercially reasonable efforts to file such reports with the SEC in a timely manner.

2.13 No Inconsistent Agreements. The Company shall not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted pursuant to this Agreement to the Holder. The Holder agrees for purposes of this Section 2.13 that a registration rights agreement in customary form relating to a Rule 144A Resale Shelf Registration shall not be deemed inconsistent with the rights of the Holder hereunder.

2.14 Assignment of Registration Rights.

(a) The right to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by the Holder.

(b) In connection with any merger, consolidation, reorganization or similar transaction involving the Company (i) in which the Company is not the surviving corporation or entity or (ii) which results in the Company becoming the wholly-owned subsidiary of another corporation or other entity, effective provision shall be made in the instruments pursuant to which such transaction shall be consummated so that the surviving corporation (in the case of a transaction of the type specified in clause (i)) or the entity which becomes the wholly-owned parent of the Company (in the case of a transaction of the type specified in clause (ii)) shall expressly assume the obligations of the Company hereunder effective upon the consummation of such transaction. In such event, all references herein to the Company shall thereafter be references to the assuming entity and all references to the Common Stock shall thereafter be references to the class of equity securities (if any) of the assuming entity issued to all holders of the Common Stock as consideration pursuant to such transaction.

ARTICLE 3

3.1 Voting. At all times prior to the Registration Rights Termination Time, the Seller shall take all such action as may be required so that, solely with respect to any matter referred to in Rule 14a-6(a) under the Exchange Act to be voted on by the Company’s stockholders (assuming that the exclusion from filing preliminary proxy material referred to therein shall apply), all Purchaser Shares beneficially owned by the Seller and its Affiliates are voted either (a) in accordance with the recommendations of the Company Board or (b) for or against any such matter in the same proportion as the shares owned by all other stockholders (excluding the Seller and each of its Affiliates that is a stockholder of the Company) are voted with respect to such matter. The Seller and all Affiliates of the Seller beneficially owning any Purchaser Shares shall be present (or shall cause all record holders of such Purchaser Shares to be present), in person or by proxy, at all meetings of stockholders of the Company so that all such Purchaser Shares beneficially owned by the Seller and any such Affiliate may be counted for the purposes of determining the presence of a quorum at such meeting.

ARTICLE 4

TRANSFER RESTRICTIONS

4.1 Lock-up. For a period of 180 days following the Closing Date, and except as otherwise provided by this Agreement, the Holder shall not, directly or indirectly, without the prior written consent of the Company, Transfer any of the Purchaser Shares or any options or warrants to purchase any Purchaser Shares, or any securities convertible into, exchangeable for or that represent the right to receive the Purchaser Shares or engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Purchaser Shares. However, nothing in this Section 4.1 shall prevent or restrict the Holder from (a) Transferring any Purchaser Shares in accordance with the terms of this Agreement and/or (b) pledging any of the Purchaser Shares to any bona fide Third Party lender or Transferring Purchaser Shares in connection with a sale of the Company approved by the Board of Directors of the Company (whether by merger, consolidation, sale of shares of capital stock, other business combination transaction, sale of all or substantially all of the assets of the Company or otherwise) or a tender or exchange offer for all of the outstanding shares of the Common Stock; provided that, in each such case, it shall be a condition to any such Transfer that (a) the lender or transferee either execute and deliver an investor representation letter in form and substance reasonably acceptable to the Company and (b) there shall be no further Transfer of such Purchaser Shares except in accordance with the lock-up provisions of this Section 4.1. For the avoidance of doubt, nothing in this Section 4.1 shall be construed to apply to any shares of capital stock of the Company owned by the Holder other than the Purchaser Shares.

4.2 Compliance with Law.

(a) The Seller shall, and shall ensure that any of its Affiliates acquiring Purchaser Shares shall, observe and comply with the Securities Act, the Exchange Act and applicable state securities laws, and the rules and regulations promulgated under all such laws, and all other Requirements of Law in connection with any permitted Transfer of Purchaser Shares, including, without limitation, all Requirements of Law relating to the use of insider information or the trading of securities while in the possession of material non-public information.

(b) In furtherance of the foregoing, and in addition to the restrictions specified above, the Seller shall not, and shall ensure that any of its Affiliates acquiring Purchaser Shares do not, Transfer any Purchaser Shares unless at such time at least one of the following is satisfied:

(i) a registration statement under the Securities Act covering the Purchaser Shares proposed to be Transferred, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

(ii) counsel representing the Seller or such Affiliate, as the case may be, reasonably satisfactory to the Company, shall have advised the Company in a written opinion letter reasonably satisfactory to the Company and its counsel, and upon which the Company and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed Transfer; or

(iii) an authorized representative of the SEC shall have rendered written advice to the Seller or such Affiliate (requested by the Seller or such Affiliate or counsel to the Seller or such Affiliate, with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed Transfer.

4.3 Restrictive Legend.

Each certificate evidencing the Purchaser Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof, until, in the reasonable judgment of the Company, the Transfer of the Purchaser Shares shall not be subject to restrictions under the Securities Act:

“THE SALE, TRANSFER, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT, DATED AS OF [            ], 201[    ], AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, TRANSFER, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE LAW, OR AN EXEMPTION THEREFROM.

ARTICLE 5

MISCELLANEOUS

5.1 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and any successor and permitted assign thereof. Except to the extent provided in Section 2.10, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2 Amendments and Waivers.

(a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (each such amendment, modification, supplement, waiver or consent, an “Amendment”) may not be given, unless the Company and the Seller consent thereto in writing.

(b) Each holder of Purchaser Shares from time to time shall be bound by any Amendment effected pursuant to Section 5.2(a) whether or not any notice, writing or marking indicating such Amendment appears on the Purchaser Shares or is delivered to such holder.

5.3 Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent by confirmed facsimile or confirmed electronic mail transmission before 5:00 p.m. Eastern time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to: The Advisory Board Company, 2445 M Street, NW, Washington, D.C. 20037, Facsimile No. 202-266-5700, Attn: General Counsel, or to such other address as the Company shall designate in writing to the other parties hereto from time to time; and (ii) if to the Seller, to: Royall Holdings, LLC, c/o CHS Capital LLC, 10 South Wacker Drive, Suite 3175, Chicago, IL 60606, Facsimile No. 312-876-3854, Attn: Thomas J. Formolo and Jocelyn R. Stanley.

5.4 Interpretation. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 5.3 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8 Effectiveness. This Agreement shall become effective on the Closing Date upon the issuance of the Purchaser Shares pursuant to the Purchase Agreement.

5.9 Entire Agreement. This Agreement is intended by the parties hereto to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and undertakings among the parties with respect to such subject matter. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

5.10 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party’s failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

THE ADVISORY BOARD COMPANY

By:	/s/ Robert Musslewhite
Name:	Robert Musslewhite
Title:	Chief Executive Officer

SELLER:

ROYALL HOLDINGS, LLC

By:	/s/ Thomas J. Formolo
Name:	Thomas J. Formolo
Title:	President